Exhibit 5.1
August 19, 2009
Emisphere Technologies, Inc.
240 Cedar Knolls Road, Suite 200
Cedar Knolls, NJ 07927

Re:	Registration Statement on Form S-3 for Emisphere Technologies, Inc. (the “Company”)
Ladies and Gentlemen:
          We are counsel to Emisphere Technologies, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s registration statement on Form S-3 (the “Registration Statement”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, covering the purchase of up to 1,400,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), warrants to purchase shares of Common Stock (the “Warrants”) and the shares of Common Stock issuable upon the exercise of the Warrants (the Common Stock and the Warrants are sometimes referred to collectively as the “Securities” and individually as the “Security”), which Registration Statement incorporates by reference the contents of a registration statement on Form S-3 (File No. 333-146212), filed by the Company with the Commission, and which was declared effective on October 1, 2007 (the “Initial Registration Statement”), including the prospectus contained therein as supplemented by one or more prospectus supplements (the “Prospectus”).
          In connection with this opinion, we have examined the following (collectively, the “Documents”):
(i)	the Amended and Restated Certificate of Incorporation of the Company, as amended;

(ii)	the Bylaws of the Company, as amended;

(iii)	the Restated Rights Agreement between the Company and Mellon Investor Services, LLC, as Rights Agent dated as of April 7, 2006; and

(iv)	the Registration Statement, the Initial Registration Statement and the Prospectus.
          For purposes of this opinion, we have assumed, without any investigation, (i) the legal capacity of each natural person, (ii) the full power and authority of each entity and person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (iii) the due authorization by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (iv) the due execution and delivery by each entity or person other than the Company of each document heretofore executed and delivered or

Emisphere Technologies, Inc.
August 19, 2009

hereafter to be executed and delivered by such entity or person, (v) the legality, validity, binding effect and enforceability of each document heretofore executed and delivered or hereafter to be executed and delivered by each entity or person other than the Company and of each other act heretofore done or hereafter to be done by such entity or person, (vi) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (vii) the conformity to the original of each document submitted to us as a copy, (viii) the authenticity of the original of each document submitted to us as a copy, (ix) the completeness, accuracy and proper indexing of all governmental and judicial records searched and (x) no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.
          The opinions expressed herein are based solely upon (i) our review of the Documents, (ii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (iii) such review of published sources of law as we have deemed necessary.
          Based upon and subject to the foregoing, we are of the opinion that:
1.	With respect to the Common Stock, the Board of Directors of the Company (the “Board”), has taken all necessary corporate action to approve the issuance of and established the terms of the offering of the Common Stock and related matters, and when the Common Stock is issued, sold and delivered in the manner and for the consideration stated in the applicable subscription agreement or upon exercise of the Warrants, the Common Stock will be validly issued, fully paid and nonassessable.

2.	With respect to the Warrants, the Board has taken all necessary corporate action to approve the issuance of and has established the terms of such Warrants, the terms of the offering of the Warrants and related matters, when (a) one or more agreements (incorporating the provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by the Company, and (b) the Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable subscription agreement as approved by the Board, for the consideration approved by the Board, the Warrants will be valid and binding obligations of the Company.
          We express no legal opinion upon any matter other than those explicitly addressed in the paragraphs numbered 1 and 2 above, and our express opinions therein contained shall not be interpreted to be implied opinions upon any other matter.

Emisphere Technologies, Inc.
August 19, 2009

          We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement. We also consent to the use of our name in the related prospectus and any related prospectus supplement under the heading in the Initial Registration Statement “Legal Matters.” In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.
Very truly yours,
/s/ BROWN RUDNICK LLP
TCM/SPW/JHC